Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (333-156391 and 333-159553) on Form S-3, and the Registration Statement (333-145717) on Form S-8, of Patrick Industries, Inc. of our report dated March 30, 2010, on the consolidated financial statements of Patrick Industries, Inc. and subsidiaries, which report is included in Form 10-K for Patrick Industries, Inc. for the year ended December 31, 2009.

                        /s/ Crowe Horwath LLP

Elkhart, Indiana
March 30, 2010